UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2008 (January 15, 2008).

UNITED HERITAGE CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-9997	87-0372864
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 200, One Energy Square 4825 Greenville Avenue Dallas, Texas		75206
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(214) 800-2663

1310 West Wall Midland, Texas 79701
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by United Heritage Corporation, a Utah corporation (the “Registrant”), from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry Into a Material Definitive Agreement

On January 16, 2008, the Registrant entered into a six-month exclusive agreement with Chadbourn Securities (“Chadbourn”) whereby Chadbourn agreed to act as the Registrant’s placement agent in connection with a private placement of the Registrant’s securities. According to the agreement, the Registrant will pay Chadbourn a monthly fee of $15,000, which Chadbourn may elect to receive in the Registrant’s common stock valued at the average volume weighted average price for the five trading days preceding the end of the applicable month of service. In addition, if the Registrant places any equity or equity-linked securities during the term of the agreement, other than the securities described in Item 3.02 of this Current Report, the Registrant will pay Chadbourn 8% of the gross proceeds up to $5,000,000 and 4% of the gross proceeds in excess of $5,000,000, along with warrants to purchase 8% of the number of shares of common stock actually issued in the private placement (or 8% of the number of shares of common stock into which any preferred stock or convertible debentures so issued are initially convertible). If the Registrant places non-convertible subordinated debt during the term of the agreement, the Registrant will pay Chadbourn 8% of the amount funded to the Registrant, and if the Registrant issues equity interests along with such subordinated debt, Chadbourn will also receive 8% of the equity securities issued to the lenders. If the Registrant places non-convertible senior debt during the term of the agreement, the Registrant will pay Chadbourn 2% of the amount funded to the Registrant, and if the Registrant issues equity interests along with such senior debt, Chadbourn will also receive 8% of the securities issued to the lenders. The foregoing discussion is qualified in its entirety by reference to the agreement between the Registrant and Chadbourn which is attached as an exhibit to this Current Report.

On January 15, 2008, the Registrant entered into a one-year Consulting Agreement with Blackwood Capital Limited (“BCL”), pursuant to which the Registrant agreed to issue to BCL, for financial advisory services which have been rendered since September 1, 2007 and as an inducement to provide further services, a four-year warrant to purchase 1,500,000 shares of the Registrant’s common stock at a price of $1.05 per share (the “BCL Warrant”). The BCL Warrant is subject to approval by the Registrant’s shareholders, as required by section 4350(i)(1)(A) of the Nasdaq Marketplace Rules. In addition to the BCL Warrant, the Registrant agreed to pay BCL a monthly consulting fee of $15,000, to be calculated and paid from September 1, 2007 through the end of the term of the consulting agreement. BCL controls Blackwood Ventures, LLC, the Registrant’s majority shareholder. The foregoing discussion is qualified in its entirety by reference to the Consulting Agreement between BCL and the Registrant, which is attached as an exhibit to this Current Report.

On January 15, 2008, the Registrant entered into an agreement to convert an $833,335 option put right held by Walter G. Mize into 1,111,113 shares of the Registrant’s common stock and a three-year warrant to purchase 555,556 shares of the Registrant’s common stock at an exercise price of $1.50 per share. Mr. Mize’s obligation to convert his put right into securities of the Registrant is conditioned on the Registrant obtaining a favorable decision by the Nasdaq Listing Qualifications Panel as to the continued listing of the Registrant’s common stock on the Nasdaq Capital Market. If the Registrant receives an unfavorable decision as to its continued listing on the Nasdaq Capital Market, Mr. Mize will have the right, but not the obligation, to convert his put right on the same terms described above for a period of 90 days from receiving notice of such unfavorable decision. The option put right conversion agreement with Mr. Mize is subject to approval by the Registrant’s shareholders, as required by 4350(i)(1)(D) of the Nasdaq Marketplace Rules. The foregoing discussion is qualified in its entirety by reference to the option put right conversion agreement with Mr. Mize, which is attached as an exhibit to this Current Report.

Item 3.02 Unregistered Sales of Equity Securities

On or about January 17, 2008, the Registrant accepted binding subscriptions for the purchase and sale to accredited investors of $500,000.25 of the Registrant’s common stock at a price of $0.75 per share (the “$500K Private Placement”). The $500K Private Placement is subject to approval by the Registrant’s shareholders, as required by section 4350(i)(1)(D) of the Nasdaq Marketplace Rules, inasmuch as the $500K Private Placement may be aggregated with the previously reported private placement consummated by the Registrant in November 2007. The Registrant relied on rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended, to offer the securities described herein inasmuch as the securities are to be issued to accredited investors only without any form of general solicitation or general advertising.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2008, Joseph F. Langston Jr. resigned as interim Chairman of the board of directors and interim Chief Executive Officer of the Registrant, effective immediately upon the appointment of his successor, as described herein. Mr. Langston’s resignation was not as a result of any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

On January 15, 2008, the Registrant appointed Paul D. Watson as Chairman of the board of directors and Chief Executive Officer of the Registrant, and appointed Joseph F. Langston as its President, Chief Financial Officer and Secretary, each to serve until the earlier of their respective deaths, removals, resignations or until the first meeting of the Registrant’s board of directors following the next annual meeting of its shareholders.

Previously, on December 4, 2007, the Registrant filed a Current Report on Form 8-K disclosing, among other things, (i) the terms of a Consulting Agreement between Applewood Energy, Inc. (“Applewood”) and the Registrant, pursuant to which Applewood would provide the services of Mr. Watson as the Registrant’s Chief Operating Officer and Mr. Watson would receive the compensation described in that Current Report, and (ii) Mr. Watson’s five-year professional biography, which disclosures are incorporated herein by reference without modification, except that Mr. Watson will no longer hold the title of Chief Operating Officer.

Previously, on October 10, 2007, the Registrant filed a Current Report on Form 8-K disclosing, among other things, Mr. Langston’s five-year professional biography, which disclosures are incorporated herein by reference.

There are no family relationships between Messrs. Watson and Langston and no family relationships between Messrs. Watson, Langston and the Registrant’s other executive officers or directors. There was no arrangement or understanding between Mr. Watson and any other person pursuant to which Mr. Watson was selected as a director. There was no transaction since the beginning of the Registrant’s last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which either of Messrs. Watson and Langston had or will have a direct or indirect material interest. However, pursuant to the $500K Private Placement described in Item 3.02 of this Current Report, the Registrant accepted a binding subscription from each of the Langston Family Limited Partnership and Applewood Energy, Inc. for $50,000 of the Registrant’s common stock at $0.75 per share. Mr. Langston controls the Langston Family Limited Partnership and Mr. Watson controls Applewood Energy, Inc.

In connection with the Registrant’s appointment of Mr. Langston as President, Chief Financial Officer and Secretary in addition to his current role as the Registrant’s Chief Financial Officer, the Registrant has agreed to negotiate and enter into a definitive employment agreement with Mr. Langston, the material terms of which will include: (i) an annual salary in the amount of $60,000 (the “Annual Salary”), payable, at the option of the Registrant, in cash or shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), (ii) a signing bonus of $60,000 to be paid in shares of the Registrant’s common stock, (iii) reimbursement for any out-of-pocket expenses incurred in connection with the execution of Mr. Langston’s duties as an executive officer, (iv) an annual renewal bonus equal to 100% of the Annual Salary payable in Common Stock at the prevailing market price, and (v) a warrant to purchase: (a) 300,000 shares of Common Stock at a purchase price per share of $1.50 vesting upon completion of a successful financing in which the Registrant raises in excess of $1 million, (b) 300,000 shares of Common Stock at a purchase price per share of $2.00 vesting upon completion of a successful pilot for development of the Registrant’s Wardlaw field, (c) 300,000 shares of Common Stock at a purchase price per share of $2.00 vesting when the Registrant’s 30-day average production reaches 1,000 barrels of oil equivalent per day (“BOE/D”), (d) 300,000 shares of Common Stock at a purchase price per share of $2.50 vesting when the Registrant’s 30-day average production reaches 2,000 BOE/D, and (e) 300,000 shares of Common Stock at a purchase price per share of $3.00 vesting when the Registrant’s 30 day average production reaches 3,000 BOE/D. The compensation of Mr. Langston described in this paragraph supersedes and replaces the compensation to Mr. Langston described in the Registrant’s Current Report filed on October 10, 2007.

The Registrant must seek shareholder approval, in accordance with section 4350(i)(1)(A) of the Nasdaq Marketplace Rules, prior to its issuance of any of the foregoing securities to Mr. Langston.

Except as otherwise disclosed herein, the Registrant does not have in place any material plan, contract or arrangement under which Messrs. Watson or Langston would receive compensation or any grant or award.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Agreement with Chadbourn Securities, dated January 16, 2008.
10.2	Consulting Agreement with Blackwood Capital Limited, dated as of January 15, 2008.
10.3	Option Put Right Conversion Agreement with Walter G. Mize, dated January 15, 2008.
99.1	Press release, dated January 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2008
UNITED HERITAGE CORPORATION

	By:	/s/ Joseph F. Langston
Joseph F. Langston
President